Exhibit 10.13

STONERIDGE, INC.

LONG-TERM INCENTIVE PLAN

____ SHARE UNITS AGREEMENT

Stoneridge, Inc., an Ohio corporation (the “Company”), pursuant to the terms and conditions hereof, hereby grants to _______________ (“Grantee”) the right to receive, subject to continued service, ______ Common Shares, without par value, of the Company (the “Share Units”), subject to the terms and conditions of this Agreement (the “Agreement”).

1.           The Share Units are in all respects subject to the terms, conditions and provisions of this Agreement and the Company’s 2016 Long-Term Incentive Plan (the “Plan”).

2.           The right to receive the Share Units will be forfeited to the Company if the Grantee’s employment with the Company is terminated prior to [THREE YEARS FROM DATE OF GRANT], except in the case of (i) retirement, (ii) death, (iii) Permanent Disability, (iv) Change in Control or (v) termination without cause, each as provided below.

If the employment of the Grantee is not terminated prior to [THREE YEARS FROM DATE OF GRANT], the Share Units shall be earned on [THREE YEARS FROM DATE OF GRANT].

Special Provisions Applicable to Retirement.

Subject to the conditions below, in the case of retirement the Share Units shall be earned on the date of retirement and a certificate or certificates representing the Share Units shall promptly be delivered to the Grantee, but in no event shall be delivered later than the 15th day of the third month following the year in which Share Units were earned. Only a Grantee who (i) is 63 or older on the date of retirement, (ii) has provided written notice to the Compensation Committee of the Board of Directors (the “Committee”) of the intent to retire at least three (3) months prior to the retirement date, and (iii) has executed prior to retirement a customary one year non-competition agreement shall be permitted to have his or her Share Units earned upon retirement.

3.           If earned, the Share Units will be issued in the name of the Grantee. The Company’s transfer agent and/or share transfer records will show the Grantee as the owner of record of the Share Units as of the date the Share Units are earned. The certificate or certificates representing the Share Units earned may, at the Company's discretion, be in uncertificated (electronic or book entry) form.

4.           Notwithstanding the foregoing, in addition to earning the Share Units as set forth above, the Share Units shall be earned upon the occurrence of an event and in the amounts as described below.

(a)       the Grantee’s death or Permanent Disability in proportion to the number of months, including any partial month, elapsed in the Performance Period divided by 36;

(b)       a Change in Control and within 24 months following such Change in Control the Grant’s employment is terminated by the Company other than for Cause (as defined in the Plan) or the Grantee voluntarily terminates employment for Good Reason (as defined in the Plan); or

(c)       the termination “without cause” of the Grantee’s employment by the Company; provided, however only in proportion to the number of months, including any partial month, elapsed in the Performance Period divided by 36.

A certificate or certificates representing the earned Share Units shall be delivered to the Grantee or the Grantee’s estate after the occurrence of an event described above as soon as practical, but in no event shall be delivered later than the 15th day of the third month following the year in which Share Units were earned.

Termination shall be deemed to be “without cause” unless the Board of Directors of the Company, or its designee, in good faith determines that termination is because of any one or more of the following, in which case such termination shall be deemed to be for “cause”:

The Grantee’s:

(a)         misappropriation of funds from the Company or dishonesty in the course of fulfilling the participant’s employment duties;

(b)         conviction of a felony;

(c)         commission of a crime or act or series of acts involving moral turpitude;

(d)         commission of an act or series of acts of dishonesty that are materially inimical to the best interests of the Company;

(e)         breach of any material term of an employment agreement, if any;

(f)         willful and repeated failure to perform the duties associated with the Grantee’s position, which failure has not been cured within thirty (30) days after the Company gives notice thereof to the Grantee; or

(g)         failure to cooperate with any Company investigation or with any investigation, inquiry, hearing or similar proceedings by any governmental authority having jurisdiction over the Grantee or the Company.

Provided, however, the Company’s obligation to provide notice and an opportunity to cure, pursuant to subsections (f) and (g) above, shall only apply to the Grantee’s first breach, first failure to perform or first failure to follow directions, as the case may be, of the nature giving rise to the right of the Company to provide notice thereof.

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In addition, the Grantee may terminate his employment with the Company, and such termination shall be deemed a termination by the Company “without cause” if there is:

(a)         A material diminution in the Grantee’s base compensation;

(b)         A material diminution in the Grantee’s authority, duties, or responsibilities;

(c)         A material diminution in the authority, duties, or responsibilities of the supervisor to whom the Grantee is required to report, including a requirement that a Grantee report to a corporate officer or employee instead of reporting directly to the Board;

(d)         A material diminution in the budget over which the Grantee retains authority;

(e)         A material change in the geographic location at which the Grantee must perform the services; or

(f)         Any other action or inaction that constitutes a material breach by the Company of the agreement under which the Grantee provides services.

Provided, however, that the Grantee first provides notice to the Company of such condition within 90 days following the initial occurrence of such condition and gives the Company at least 30 days to cure such condition.

5.           On any change in the number or kind of outstanding common shares of the Company by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, share split, share dividend, combination of shares or any other change in the corporate structure or Common Shares of the Company, the Company, by action of the Committee, is empowered to make such adjustment, if any, in the number and kind of Share Units subject to this Agreement as it considers appropriate for the protection of the Company and of the Grantee.

6.           No later than the date as of which an amount first becomes includable in the gross income of the Grantee for federal income tax purposes with respect to the Share Units granted hereunder, the Grantee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to that amount. Unless otherwise determined by the Committee, minimum statutory withholding obligations may be settled with previously owned Common Shares or Share Units that have been earned. The making of that payment or those arrangements is a condition to the obligations of the Company under the Plan, and the Company and its subsidiaries and affiliates may, to the extent permitted by law, deduct any taxes from any payment of any kind otherwise payable to the Grantee.

7.           Nothing in this Agreement shall affect in any manner any conflicting or other provision of any other agreement between the Grantee and the Company. Nothing contained in this Agreement shall limit whatever right the Company might otherwise have to terminate the employment of the Grantee.

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8.           The laws of the State of Ohio govern this Agreement, the Plan and the Share Units granted hereby.

IN WITNESS WHEREOF, the Company has caused its corporate name to be subscribed by its duly authorized officer as of the [THREE YEARS FROM DATE OF GRANT].

STONERIDGE, INC.

By

The foregoing is hereby accepted.

{Grantee}

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